Exhibit 10.1

UAL CORPORATION

2006 MANAGEMENT EQUITY INCENTIVE PLAN

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) to the UAL Corporation 2006 Management Equity Incentive Plan, dated February 1, 2006 (the “MEIP”), sponsored by UAL Corporation, a Delaware corporation (the “Company”), is made as of this 23rd day of September 2010.

WHEREAS, the MEIP may be amended from time to time by the Board of Directors of the Company (the “Board”) in accordance with Section 20 of the MEIP; and

WHEREAS, the Board believes that it is in the best interests of the Company’s stockholders to amend the MEIP to give the Human Resources Subcommittee (the “Committee”) of the Board the discretion to determine whether awards granted thereunder should remain exercisable or continue to vest for the period of time between a holder’s termination of employment with the Company or any of its affiliates and the expiration date of such award;

NOW, THEREFORE, the MEIP is hereby amended as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings assigned to them in the MEIP.

SECTION 2. Amendment. Section 12(d) of the MEIP is hereby amended and restated in its entirety to read as follows:

Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 12, upon a Participant’s Termination of Employment, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such Termination of Employment, and Restricted Shares and Other Share-Based Awards then held by such Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such Termination of Employment, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable or continue to vest beyond its original expiration date. Modification of an Incentive Stock Option that is intended to qualify under Section 422 of the Code will be limited to those modifications permitted under Section 422 of the Code.

SECTION 3. Effectiveness of this Amendment. This Amendment shall become effective upon its adoption by the Board. Except as specifically set forth in this Amendment, this Amendment shall have no effect on any of the Company’s rights or obligations under the MEIP or any Award granted thereunder.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed, effective as of September 23, 2010.

UAL CORPORATION

By	/s/ Thomas J. Sabatino, Jr.
	Name:	Thomas J. Sabatino, Jr.
	Title:	Senior Vice President, General Counsel and Corporate Secretary